Exhibit 99.1

CalAmp Reports Fiscal 2019 Third Quarter Financial Results

Q3 Software and Subscription Services revenue of $19.9 million, up 25% year-over-year

Q3 operating cash flow of $11.3 million

IRVINE, CA, December 20, 2018 -- CalAmp (Nasdaq: CAMP), a technology solutions pioneer leading transformation in a global connected economy, today reported its financial results for its fiscal 2019 third quarter ended November 30, 2018.

“Our Software and Subscription Services (SaaS) business continued to perform well as our SaaS revenue increased 25% year-over-year. We continue to focus on accelerating our efforts towards a more comprehensive recurring revenue model,” said Michael Burdiek, President and Chief Executive Officer. “Although we were disappointed in the short-term execution around our supply chain diversification efforts as previously announced, we are taking steps to address our operational challenges. As we look to the future, we believe we can capitalize on our SaaS pipeline and achieve our long-term growth targets.”

Q3 2019 Financial & Business Highlights

•	Consolidated revenue of $88.5 million, down 6% year-over-year, due to supply chain execution challenges.
•	Gross margin was 41.1%, up from 40.8% in the prior year.
•	Telematics Systems revenue for the third quarter was $68.6 million, down 12% year-over-year, principally due to a decline in legacy LoJack SVR product sales.
•

Software & Subscription Services revenue for the third quarter was $19.9 million or 23% of consolidated revenue. Revenue growth was driven by freight transport subscriber additions and LoJack subscription services.

•	GAAP net loss of $0.5 million or a loss of $0.02 per share due to a $1.2 million restructuring charge for vacant offices, severance and employee related costs.
•	Adjusted basis net income of $8.9 million or $0.25 per diluted share.
•	Operating cash flow of $11.3 million, with Adjusted EBITDA of $11.4 million and Adjusted EBITDA margin of 13%.
•	We entered into a multi-million dollar SaaS contract with a public cloud service provider for a high value asset tracking solution.
•

We entered into a global supply agreement with Telefónica, to provide intelligent telematics devices for fleet and asset management applications in Mexico with anticipated expansion across other Latin American and European markets.

•

We announced a partnership with Overhaul Group, Inc., a supply chain integrity solutions company, to enable global transportation service providers with actionable intelligence and predictive analytics to improve supply chain efficiency.

•	Our Board of Directors authorized a new one year share repurchase program under which we may repurchase up to $20 million of outstanding common stock.

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

Summary Financial Information:
(In thousands except per share amounts)

	Three Months Ended
	November 30,
Description	2018	2017

Revenues:
Telematics Systems	$68,552	$77,775
Software & Subscription Services	19,943	15,894
	$88,495	$93,669

Gross profit	$36,381	$38,187
Gross margin	41%	41%

Net income (loss)	$(522)	$11,806
Net income (loss) per diluted share	$(0.02)	$0.33

Non-GAAP measures:
Adjusted basis net income	$8,905	$11,241
Adjusted basis net income per diluted share	$0.25	$0.31
Adjusted EBITDA	$11,423	$13,838
Adjusted EBITDA margin	13%	15%

	As of November 30,	As of February 28,
Description	2018	2018

Cash and marketable securities	$301,761	$156,003
Working capital	321,556	180,356
Deferred revenue	46,595	34,520
Convertible senior unsecured notes (carrying value)	272,420	154,299

Fiscal 2019 Fourth Quarter Business Outlook
(In thousands except per share amounts)

We are incorporating into our guidance factors including ongoing supply chain challenges, risks associated with the timing of Chinese New Year as well as a cautious macroeconomic outlook, particularly in our international markets where we have experienced some recent weakness.

	Range
Description	Low	High

GAAP financial information:
Revenues	$86,000	$92,000
Net income (loss) per diluted share	$(0.02)	$0.04

Non-GAAP financial information:
Adjusted EBITDA	$10,000	$14,000
Adjusted basis net income per diluted share	$0.23	$0.29

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

Effective March 1, 2018, we adopted the new revenue recognition standard entitled Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). The Fiscal 2019 Fourth Quarter Business Outlook reflects the effects of adopting this new accounting standard.  In the fourth quarter and fiscal year 2019, we do not expect ASC 606 to have a material impact on our revenue.

The fourth quarter GAAP-basis net income outlook above includes the expected gain of approximately $2.5 million related to the legal settlement with a former LoJack supplier.  This expected fiscal 2019 fourth quarter non-operating gain is excluded from the Non-GAAP Adjusted EBITDA and Adjusted basis net income per diluted share guidance range above.

Conference Call and Webcast

We are hosting a conference call for analysts and investors to discuss our fiscal 2019 third quarter results and outlook for our fourth quarter at 1:30 p.m. Pacific Time on December 20, 2018. Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 6069225. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 6069225. The audio replay will be available through January 3, 2019.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the global connected economy. We help reinvent businesses and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge. Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook” and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margins; our ability to protect our intellectual property and the unpredictability of

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

any associated litigation expenses; any expenses or reputational damage associated with resolving customer product, warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. Other risks and uncertainties are detailed in our periodic public filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to, our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 10, 2018 and our Quarterly Report on Form 10-Q for the quarter ended November 30, 2018 filed with the SEC on December 20, 2018. You may obtain these filings at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization, stock-based compensation, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement, restructuring charges and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement, restructuring charges and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release.  We use these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of our core business activities. Management does not believe that these items are reflective of our underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking our performance against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The reconciling adjustments in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

AT CALAMP:	AT NMN ADVISORS:
Kurtis Binder	Nicole Noutsios
EVP & CFO	(510) 315-1003
ir@calamp.com	calamp@nmnadvisors.com

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2018	2017	2018	2017

Revenues	$88,495	$93,669	$279,420	$271,517
Cost of revenues	52,114	55,482	165,127	159,049
Gross profit	36,381	38,187	114,293	112,468

Operating expenses:
Research and development	7,177	6,296	21,377	18,853
Selling and marketing	12,746	12,981	37,766	38,167
General and administrative	11,719	10,993	37,146	38,159
Restructuring	1,247	-	5,196	-
Intangible asset amortization	2,893	3,710	8,534	11,278
	35,782	33,980	110,019	106,457

Operating income	599	4,207	4,274	6,011

Non-operating income (expense):
Investment income	1,398	619	3,258	1,348
Interest expense	(5,134)	(2,573)	(11,566)	(7,658)
Gain on legal settlement	2,500	13,301	15,833	28,333
Loss on extinguishment of debt	-	-	(2,033)	-
Other income (expense)	(218)	12	(721)	442
	(1,454)	11,359	4,771	22,465

Income (loss) before income taxes
and equity in net loss of affiliate	(855)	15,566	9,045	28,476
Income tax benefit (provision)	778	(3,351)	(496)	(5,970)
Income (loss) before equity in net
loss of affiliate	(77)	12,215	8,549	22,506
Equity in net loss of affiliate	(445)	(409)	(1,414)	(1,122)

Net income (loss)	$(522)	$11,806	$7,135	$21,384

Earnings (loss) per share:
Basic	$(0.02)	$0.33	$0.20	$0.61
Diluted	$(0.02)	$0.33	$0.20	$0.59

Shares used in computing earnings
(loss) per share:
Basic	34,561	35,347	34,950	35,206
Diluted	34,561	36,247	35,769	36,064

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	November 30, 2018	February 28, 2018
Assets

Current assets:
Cash and cash equivalents	$271,613	$132,603
Short-term marketable securities	30,148	23,400
Accounts receivable, net	72,426	71,580
Inventories	31,515	36,302
Prepaid expenses and other current assets	13,733	12,000
Total current assets	419,435	275,885

Property and equipment, net	23,192	21,262
Deferred income tax assets	21,859	31,581
Goodwill	73,284	72,980
Other intangible assets, net	43,518	52,456
Other assets	26,759	18,829
	$608,047	$472,993

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$31,556	$35,478
Accrued payroll and employee benefits	8,314	10,606
Deferred revenue	20,030	17,757
Other current liabilities	37,979	31,688
Total current liabilities	97,879	95,529

Convertible senior unsecured notes, net	272,420	154,299
Other non-current liabilities	36,195	24,249

Stockholders' equity:

Common stock	343	357
Additional paid-in capital	215,340	218,217
Accumulated deficit	(13,485)	(19,459)
Accumulated other comprehensive loss	(645)	(199)
Total stockholders' equity	201,553	198,916
	$608,047	$472,993

- more -

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended
	November 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,135	$21,384
Depreciation expense	6,602	5,953
Intangible assets amortization expense	8,534	11,278
Stock-based compensation expense	8,088	6,664
Amortization of convertible debt issue costs and discount	7,999	5,551
Loss on extinguishment of debt	2,033	-
Impairment loss on cost method investment	326	-
Tax benefits on vested and exercised equity awards	591	328
Deferred tax assets, net	(716)	2,873
Unrealized foreign currency transaction losses (gains)	397	(404)
Equity in net loss of affiliate	1,414	1,122
Other	(32)	59
Changes in operating assets and liabilities	5,722	3,923
NET CASH PROVIDED BY OPERATING ACTIVITIES	48,093	58,731

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	36,461	11,273
Purchases of marketable securities	(43,103)	(17,209)
Capital expenditures	(8,884)	(5,970)
Advances to equity method investee	(1,519)	(1,312)
Other	(103)	(152)
NET CASH USED IN INVESTING ACTIVITIES	(17,148)	(13,370)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2025 Convertible Notes	230,000	-
Payment of debt issuance costs of 2025 Convertible Notes	(7,305)	-
Purchase of capped call on 2025 Convertible Notes	(21,160)	-
Repurchase of 2020 Convertible Notes	(53,683)	-
Proceeds from unwind of note hedges and warrants on 2020 Convertible Notes	3,122	-
Taxes paid related to net share settlement of vested equity awards	(3,520)	(2,452)
Proceeds from exercise of stock options	124	145
Repurchases of common stock	(39,000)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	108,578	(2,307)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(513)	1,335
Net change in cash and cash equivalents	139,010	44,389
Cash and cash equivalents at beginning of period	132,603	93,706

Cash and cash equivalents at end of period	$271,613	$138,095

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization and stock-based compensation, loss on extinguishment of debt, gain on legal settlement, restructuring charges and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of our core business operations between current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2018	2017	2018	2017
GAAP basis net income (loss)	$(522)	$11,806	$7,135	$21,384

Intangible assets amortization expense	2,893	3,710	8,534	11,278
Stock-based compensation expense	2,941	2,620	8,088	6,664
Non-cash interest expense from amortization of debt discount	3,157	1,661	7,224	4,924
GAAP basis income tax provision (benefit)	(778)	3,351	496	5,970
Equity in net loss of affiliate	445	409	1,414	1,122
Loss on extinguishment of debt	-	-	2,033	-
Realized gain on investment of equity securities	-	-	629	-
Gain on legal settlement	(2,500)	(13,301)	(15,833)	(28,333)
Litigation provision	633	324	1,520	6,810
Legal expense for LoJack battery performance issue	1,483	652	3,733	1,579
Restructuring	1,247	-	5,196	-
Impairment loss on equity investment	-	-	326	-
Other	106	159	472	514
Adjusted basis income before income taxes	9,105	11,391	30,967	31,912
Income tax provision (non-GAAP basis) (a)	(200)	(150)	(600)	(700)
Adjusted basis net income	$8,905	$11,241	$30,367	$31,212

Adjusted basis net income per diluted share	$0.25	$0.31	$0.85	$0.87

Weighted average common shares outstanding on diluted basis	35,153	36,247	35,769	36,064

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fiscal Year 2019 Third Quarter Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2018	2017	2018	2017

GAAP basis net income (loss)	$(522)	$11,806	$7,135	$21,384

Investment income	(1,398)	(619)	(3,258)	(1,348)
Interest expense	5,134	2,573	11,566	7,658
Income tax provision (benefit)	(778)	3,351	496	5,970
Depreciation	2,261	1,970	6,602	5,953
Amortization of intangible assets	2,893	3,710	8,534	11,278
Stock-based compensation	2,941	2,620	8,088	6,664
Equity in net loss of affiliate	445	409	1,414	1,122
Loss on extinguishment of debt	-	-	2,033	-
Legal expense for LoJack battery performance issue	1,483	652	3,733	1,579
Litigation provision	633	324	1,520	6,810
Gain on legal settlement	(2,500)	(13,301)	(15,833)	(28,333)
Restructuring	1,247	-	5,196	-
Other	(416)	343	63	583

Adjusted EBITDA	$11,423	$13,838	$37,289	$39,320

Revenue	$88,495	$93,669	$279,420	$271,517

Adjusted EBITDA margin	13%	15%	13%	14%